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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts," "Summary Historical Financial Information" and "Selected Historical Financial Information," and to the use of our reports dated February 12, 1997, except for Notes 1 and 2, and Note 10, as to which the dates are May 21, and June 16, 1997, respectively, in the Registration Statement (Form S-1 No. 333-14693) and related Prospectus of ARM Financial Group, Inc. dated June 17, 1997.


                                             /s/ ERNST & YOUNG LLP


Louisville, Kentucky
June 16, 1997